UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/08/2010

Law Enforcement Associates Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32565

Nevada	56-2267438
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2609 Discovery Drive, Suite 125, Raleigh, NC 27616
(Address of principal executive offices, including zip code)

(919) 872-6210
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On or about January 8, 2010, Paul H. Feldman and Martin L. Perry filed separate actions in the United States District Court for the Eastern District of North Carolina against Law Enforcement Associates Corporation (the "Company"), Anthony Rand, James J. Lindsay, Joseph A. Jordan and John H. Carrington (the "Lawsuits"). Mr. Feldman formerly served as President, CEO, CFO and Treasurer of the Company until August 27, 2009, at which time he was removed by the Company's Board of Directors. Mr. Perry previously served as the Company's Director of Sales until his departure from the Company on September 23, 2009. Mr. Feldman and Mr. Perry also previously served as directors until the end of their terms on December 3, 2009. The departures of Mr. Feldman and Mr. Perry from the Company were previously disclosed in the Company's Form 8-K's filed with the Commission on August 31, 2009 and September 28, 2009, respectively. Such Form 8-K filings are hereby incorporated by reference. Anthony Rand, James Lindsay and Joseph Jordan are currently serving as Directors of the Company and served in such capacity at the time of the actions complained of in the Lawsuits. Mr. Carrington is a shareholder of the Company and served as a director of the Company until April 18, 2005.

        In the Lawsuits, Mr. Feldman and Mr. Perry allege violations by the defendants of the federal Americans with Disabilities Act, and civil conspiracy and wrongful termination in violation of public policy under North Carolina common law. Mr. Perry's Lawsuit also alleges violation of the North Carolina Wage and Hour Act and breach of contract under North Carolina common law. Both seek: (i) reinstatement, or full front pay, stock options and benefits; (ii) economic damages for lost compensation and damages to their careers, reputation and earning capacities; (iii) compensatory damages, punitive damages, costs and attorney's fees; and (iv) other relief. Both Feldman and Perry allege that they were wrongfully terminated by the Company. The factual allegations are substantially similar to those contained in complaint letters filed with the U.S. Department of Labor by Mr. Feldman on or about November 17, 2009 (which was previously disclosed in the Company's Form 8-K filed with the Commission on December 1, 2009), and by Mr. Perry on or about December 11, 2009 (which was previously reported in the Company's Form 8-K which was filed with the Commission on December 15, 2009). Such Form 8-K's are incorporated herein by reference.

        The Company does not believe the allegations made by Mr. Feldman and Mr. Perry in the Lawsuits have any merit, nor does the Company believe the resolution of these matters will have any material effect upon the financial statements or other information contained in its reports with the SEC. On December 3, 2009, the Board of the Company appointed a special committee of disinterested directors to investigate the allegations underlying the Department of Labor complaints. On December 17, 2009, legal counsel for the special committee completed her investigation and delivered her report. The report concluded that the claims made by Mr. Feldman and Mr. Perry were unsubstantiated. The Company intends to vigorously defend against the Lawsuits.

Forward-Looking and Cautionary Statements

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases "may," "could," "should," "expect," "anticipate," "plan," "believe," "seek," "estimate," "predict," "project" or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.   In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Law Enforcement Associates Corporation

Date: January 29, 2010	By:	/s/ Paul Briggs
Paul Briggs
President, Chief Executive Officer and Chief Financial Officer